UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2020

Riviera Resources, Inc.

(Exact name of registrant specified in its charter)

Delaware	333-225927	82-5121920
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 2000 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Information.

On October 1, 2020, Riviera Resources, Inc. (the “Company”) completed the sale of its interest in Mid-Continent properties located in Oklahoma (the “Mid-Continent Asset Sale”) to Staghorn Petroleum II, LLC under a Purchase and Sale Agreement dated August 4, 2020, for a purchase price of approximately $13 million. During the six months ended June 30, 2020, the Company recorded a noncash impairment charge of approximately $88 million to reduce the carrying value of these assets to fair value.

This Current Report on Form 8-K provides the following additional financial information, which is filed as Exhibit 99.1 to this Current Report on Form 8-K:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 2020 to give pro forma effect to the Mid-Continent Asset Sale as if it was completed as of June 30, 2020.

•

Unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company for the six months ended June 30, 2020, and for the year ended December 31, 2019 to give pro forma effect to the Mid-Continent Asset Sale as if it was completed as of January 1, 2019.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	The Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 2020 and Pro Forma Condensed Consolidated Statements of Operations of the Company for the six months ended June 30, 2020, and for the year ended December 31, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2020	RIVIERA RESOURCES, INC.

	By:	/s/ David B. Rottino
	Name:	David B. Rottino
	Title:	President and Chief Executive Officer